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                                                                EXHIBIT 10.8(iv)

[DIEBOLD LOGO]

               AMENDMENT NO. 3 TO THE 1991 EQUITY AND PERFORMANCE
         INCENTIVE PLAN (AS AMENDED AND RESTATED AS OF FEBRUARY 7, 2001)

            Pursuant to Sections 19 and 20 of the Diebold, Incorporated Equity and Performance Incentive Plan (As Amended and Restated as of February 7, 2001), and as further amended by Amendments No. 1 and 2 (the "Plan"), the Compensation Committee of the Board of Directors of Diebold, Incorporated hereby amends the Plan as follows effective as of April 22, 2004:

            1. The first paragraph of Section 9 of the Plan is amended in its entirety to read as follows:

            "9. Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of options to purchase Common Shares and may also authorize the grant or sale of Restricted Shares and Deferred Shares to Non-Employee Directors."

            2. A new Section 9(c) is added, as follows:

            "(c) Each grant or sale of Deferred Shares pursuant to this Section 9 shall be upon terms and conditions consistent with Section 7 of this Plan."

            3. The Plan shall not otherwise be supplemented or amended by virtue of this Amendment No. 3 to the Plan, and shall remain in full force and effect.

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